Exhibit 99.1

Red Cat Completes Fat Shark Acquisition, Expanding Presence in FPV Drone Market

ORLANDO, FL – November 4, 2020 (PRNewswire) – Red Cat Holdings, Inc. (OTC: RCAT) (“Red Cat” or the “Company”), a leading brand in the drone industry, today announced completion of the acquisition of Fat Shark Holdings, Ltd. (“Fat Shark”), the leading provider of headsets and goggles for professional FPV (First Person View) racers and drone pilots with an estimated market share of 85%.

Fat Shark generates approximately $7 million (unaudited) annual revenues, which will significantly increase the reported revenue for the combined companies. This transaction follows the Company's acquisition in January 2020 of Rotor Riot, another leading provider of FPV and drone racing hardware.

“This has been a transformational year for Red Cat,” stated Jeff Thompson, CEO. “As we establish our leadership position through our acquisitions, we expect to take significant market share of the drone market that analysts currently forecast will grow to $42.8 billion by 2025.” “Fat Shark acquisition adds a fully-integrated supply chain, experienced international manufacturing and sourcing capabilities, and design and development resources. Fat Shark's new digital products provide a platform to fuel our future growth as the industry continues to evolve.”

“We are excited to join the Red Cat team,” added Greg French, founder and chief technology officer of Fat Shark. “Combining our innovative technology with the marketing acumen of Rotor Riot and the financial support of Red Cat will enable us to accelerate growth in the quarters ahead.”

“The drone industry is poised for rapid growth in the years ahead, and we are now extremely well positioned to capitalize on a wide variety of opportunities,” commented Chad Kapper, CEO of Rotor Riot. “With the addition of Fat Shark we have paired a quality hardware base with Rotor Riot’s robust educational/entertainment brand. Fat Shark's new line of digital headsets with their ‘out of the box’ functionality meshes perfectly with our popular ‘Ready To Fly’ (RTF) packages, and we are excited to leverage the strong brand recognition Rotor Riot enjoys while presenting Fat Shark on our YouTube channel and our digital store at www.rotorriot.com.”

Video: https://youtu.be/xhkSwsJc438

About Red Cat

Red Cat is developing a fully integrated drone supply chain with secure blockchain-based distributed storage, analytics and SaaS solutions for adoption in the drone industry. Red Cat supports education, training and sales of drone products through its Rotor Riot platform and is developing the means to accurately track, report and review flight data that will be useful for insurance and regulatory requirements.  Red Cat's maintains a commitment to deliver unrivaled innovation to make drones aviators and products accountable and the sky a safer place.  For additional information, visit www.redcatholdings.com and www.rotorriot.com.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Contact

Chad Kapper
Phone: (818) 906-4701
E-mail: support@rotorriot.com
Website: https://rotorriot.com

Investor Relations Contact

Bruce Haase

RedChip Companies

(407) 712-8965

bruce@redchip.com